Exhibit 10.3

Final Form

FORM OF Lock-Up Agreement

This LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of March 7, 2025, is entered into by and among (i) Avalon GloboCare Corp., a Delaware corporation (“PubCo”), (ii) certain holders of securities of PubCo as set forth on Schedule A hereto (collectively, the “PubCo Lock-Up Equityholders”), and (iii) the equityholders of YOOV Group Holding Limited, a British Virgin Islands company (the “Company”), as set forth on Schedule B hereto (collectively, the “Company Lock-Up Equityholders” and together with the PubCo Lock-Up Equityholders, the “Holders,” and the Holders, together with PubCo, the “Parties” and each individually a “Party”) All terms used but not defined in this Lock-Up Agreement shall have the same meanings set forth in the Merger Agreement (as defined below).

WHEREAS, the Parties are entering this Lock-Up Agreement pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2025, by and among PubCo, Nexus MergerSub Limited, a wholly owned subsidiary of PubCo (“Merger Sub”, and together with PubCo, the “PubCo Entities”), and the Company, pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merger with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of PubCo; and

WHEREAS, as a condition to the Closing, the Parties are entering into this Lock-Up Agreement effective as of the Closing.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article I. Restrictions on Shares; Lock-Up.

Section 1.01 The Parties agree that, from the Closing Date until the date that is 180 days from the date thereof (such period, the “Lock-Up Period”), the Holders shall not:

(i) Transfer (except as may be specifically required by court order or by operation of law) any share of PubCo Common Stock, or securities convertible, exchangeable, or exercisable into (a) shares of PubCo Common Stock, or such other securities beneficially owned or held by such Holders immediately following the Closing and (b) securities of PubCo which may be issued upon exercise of an option to purchase shares of PubCo Common Stock or a warrant to purchase shares of PubCo Common Stock (all such securities of PubCo, the “Lock-Up Securities”), where “Transfer” means offer, sell, contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to), or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the Holders or any Affiliate thereof or any person in privity with the Holders or any Affiliate thereof, directly or indirectly;

(ii) enter into any swap, short sale, hedge or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Securities or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities;

(iii) grant any proxies or powers of attorney with respect to any Lock-Up Securities, deposit any Lock-Up Securities into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Lock-Up Securities or make any public announcement that is in any manner inconsistent with this Article I;

(iv) make any demand for, or exercise any right with respect to, the registration of any shares of PubCo Common Stock or any security convertible into or exercisable or exchangeable for shares of PubCo Common Stock (other than such rights set forth in the Merger Agreement); or

(v) make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing actions in clauses (i) to (iv), or publicly disclose the intention to take any of the foregoing actions.

Section 1.02 Notwithstanding the restrictions set forth in Section 1.01 of this Lock-Up Agreement:

(i) if the Party is a natural person, the Party may transfer his or her Lock-Up Securities to any natural person related to the Party by blood or adoption who is an immediate family member of the Party, or to a trust for the benefit of the Party or any member of the Party’s immediate family for estate planning purposes, or to the Party’s estate, following the death of the Party, by will, intestacy, or other operation of law, or as a bona fide gift to a charitable organization, or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such member of the Party’s immediate family;

(ii) if the Party is a corporation, partnership or other business entity, the Party may transfer its Lock-Up Securities to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) of the Party or as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the Party (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), or as a bona fide gift to a charitable organization;

(iii) if the Party is a trust, the Party may transfer its Lock-Up Securities to any grantors or beneficiaries of the trust;

(iv) nothing contained herein will be deemed to restrict the ability of the Party to exercise an option to purchase shares of PubCo Common Stock, and any related transfer of shares of PubCo Common Stock to PubCo for the purpose of paying the exercise price of such options as a result of the exercise of such options; provided, that for the avoidance of doubt, the underlying shares of PubCo Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement until the applicable Lock-Up Period expires and after, if at all, all Lock-Up Securities are disposed of pursuant to Section 1.01. Additionally, the Party may (A) establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act for the transfer of Lock-Up Securities; provided, that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period, or (B) transfer its Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of PubCo’s capital stock involving a change of control of PubCo, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions contained in this Lock-Up Agreement; and

(v) provided, that with respect to any transfer or distribution pursuant to Section 1.02, (x) no filing by any party (donor, donee, transferor, transferee, distributor or distributee, as the case may be) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the respective Lock-Up Periods (other than (1) any exit filings or public announcements that may be required under applicable federal and state securities laws or (2) in respect of a required filing under the Exchange Act in connection with a transfer pursuant to Section 1.02(ii) above or the exercise of an option to purchase shares of Company Common Stock following such individual’s termination of employment that would otherwise expire during the Lock-Up Period, provided that reasonable notice shall be provided to PubCo prior to any such filing), and (y) except with respect to Section 1.02(iv)(A) and (B) above, it shall be a condition to the transfer or distribution that the transferee or distributee executes an agreement, in the form of this Lock-Up Agreement, stating that the transferee or distributee is receiving and holding such Lock-Up Securities subject to the provisions of such agreement during the respective Lock-Up Periods.

Article II. Miscellaneous.

Section 2.01 This Lock-Up Agreement shall terminate immediately and automatically upon the earlier of (i) all Lock-Up Securities having been sold pursuant to Section 1.01 and (ii) if the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time, upon the date of such termination.

Section 2.02 The Parties hereby represent and warrant that (i) if it is a corporation, partnership, limited liability company or other business entity, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) he, she or it has full power and authority to enter into this Lock-Up Agreement, (iii) this Lock-Up Agreement has been duly and validly executed and delivered by the Parties and constitutes the legal, valid and binding obligation of the Parties, enforceable against the Parties in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies, and (iv), upon request, he, she or it will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Parties shall be binding upon the successors, assigns, heirs or personal representatives of the Parties.

Section 2.03 Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement. Such transfer will not be recorded on PubCo’s share register. To ensure compliance with the restrictions referred to herein, the Parties agrees PubCo and its transfer agent and registrar are hereby authorized to decline to make any such transfer if it would constitute a violation or breach of this Lock-Up Agreement.

Section 2.04 Any person having rights under any provision of this Lock-Up Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Lock-Up Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Lock-Up Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Lock-Up Agreement and shall not be required to prove irreparable injury to such Party or that such Party does not have an adequate remedy at law with respect to any breach of this Lock-Up Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Lock-Up Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Lock-Up Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Lock-Up Agreement or otherwise.

Section 2.05 Except as provided in Section 1.02, neither this Lock-Up Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, provided that PubCo may assign its rights and interests to any of its Affiliates (as defined in the Merger Agreement). Subject to the preceding sentence, this Lock-Up Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 2.05 shall be null and void.

Section 2.06 If any term or other provision of this Lock-Up Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Lock-Up Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Lock-Up Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 2.07 Each of the Parties agrees and acknowledges that this Lock-Up Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

Section 2.08 This Lock-Up Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement).

Section 2.09 Each of the Parties specifically acknowledges that he, she or it (i) is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Lock-Up Agreement, (ii) has had the opportunity to review this Lock-Up Agreement with counsel of his, her or its own choosing, (iii) has carefully read and fully understands all of the terms of this Lock-Up Agreement, and (iv) is under no disability or impairment that affects its, his or her decision to sign this Lock-Up Agreement and he, she or it knowingly and voluntarily intends to be legally bound by this Lock-Up Agreement.

Section 2.10 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 5:00 p.m. Eastern time, otherwise on the next succeeding Business Day, in each case to the intended recipient notice address as set forth in Section 9.07 of the Merger Agreement.

Section 2.11 The Holders agree and consent to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the transfer of shares of Company Common Stock or securities convertible into or exchangeable or exercisable for shares of Company Common Stock held by the Holder except in compliance with the foregoing restrictions.

Section 2.12 This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Lock-Up Agreement, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal courts located in the State of Delaware and the Court of Chancery of the State of Delaware (collectively with any appellate courts thereof, the “Courts”); (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 2.12; (iii) waives any objection to laying venue in any such action or proceeding in such Courts; (iv) waives any objection that such Courts are an inconvenient forum or do not have jurisdiction over any Party; (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 2.10 of this Lock-Up Agreement; and (vi) irrevocably and unconditionally waives the right to trial by jury. This Lock-Up Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 2.13 Nothing herein shall grant to or create in any Person not a Party, or any such Person’s dependents, heirs, successors or assigns any right to any benefits hereunder or any remedies hereunder, and no such Person shall be entitled to sue any Party with respect thereto;

Section 2.14 Any amendment, supplement or waiver of this Lock-Up Agreement shall be effective only if in a written instrument executed by each of the Parties. If any such amendment, supplement or waiver is to be entered into after the Effective Time, it shall have been approved in advance by a majority of the board of directors of PubCo.

Section 2.15 This Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PubCothe Company and the Holder via facsimile or electronic transmission in .pdf format shall be sufficient to bind such Parties to the terms and conditions of this Lock-Up Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Lock-Up Agreement to be executed as of the date first above written.

AVALON GLOBOCARE CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the Parties have caused this Lock-Up Agreement to be executed as of the date first above written.

HOLDER

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]